Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited)
Third Quarter 2025

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release

Table of Contents

Page

Financial Highlights	1

Selected Ratios and Other Information*	2

Consolidated Balance Sheets	3

Loans	4

Deposits	6

Consolidated Statements of Income	8

Consolidated Average Daily Balances and Yield / Rate Analysis	10

Pre-Tax Pre-Provision Income ("PPI")* and Adjusted PPI*	13

Non-Interest Income, Service Charges on Deposit Accounts by Segment, Wealth Management Income, Capital Markets Income, and Mortgage Income	14

Non-Interest Expense	16

Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures*
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income / Expense, Adjusted Operating Leverage Ratios, Adjusted Total Revenue, Adjusted Net Income Available to Common Shareholders, Adjusted Diluted EPS, Return Ratios, Tangible Common Ratios, and Common Equity Tier 1 (CET1) Ratios	17

Asset Quality
Allowance for Credit Losses, Net Charge-Offs and Related Ratios	21
Non-Performing Loans (excludes loans held for sale), Early and Late Stage Delinquencies	23

Forward-Looking Statements	24

*Use of non-GAAP financial measures
Regions believes that the presentation of non-GAAP financial measures provides a meaningful basis for period-to-period comparisons, which management believes will assist investors in assessing the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes certain adjustments does not represent the amount that effectively accrues directly to shareholders. Additionally, our non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies and there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations on non-GAAP financial measures presented herein.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release
Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Earnings Summary
Interest income - taxable equivalent	$1,808	$1,796	$1,737	$1,815	$1,832
Interest expense - taxable equivalent	539	525	531	572	602
Net interest income - taxable equivalent	1,269	1,271	1,206	1,243	1,230
Less: Taxable-equivalent adjustment	12	12	12	13	12
Net interest income	1,257	1,259	1,194	1,230	1,218
Provision for credit losses	105	126	124	120	113
Net interest income after provision for credit losses	1,152	1,133	1,070	1,110	1,105
Non-interest income	659	646	590	585	572
Non-interest expense	1,103	1,073	1,039	1,038	1,069
Income before income taxes	708	706	621	657	608
Income tax expense	139	143	131	123	118
Net income	$569	$563	$490	$534	$490
Net income available to common shareholders	$548	$534	$465	$508	$446
Adjusted net income available to common shareholders (non-GAAP) (1)	$561	$538	$487	$538	$520

Weighted-average shares outstanding—during quarter:
Basic	890	898	906	911	914
Diluted	894	900	910	915	918

Basic earnings per common share	$0.62	$0.59	$0.51	$0.56	$0.49
Diluted earnings per common share	$0.61	$0.59	$0.51	$0.56	$0.49
Adjusted diluted earnings per common share (non-GAAP) (1)	$0.63	$0.60	$0.54	$0.59	$0.57

Balance Sheet Summary
At quarter-end
Loans, net of unearned income	$96,125	$96,723	$95,733	$96,727	$96,789
Allowance for credit losses	(1,713)	(1,743)	(1,730)	(1,729)	(1,728)
Assets	159,940	159,206	159,846	157,302	157,426
Deposits	130,334	130,919	130,971	127,603	126,376
Long-term borrowings	4,785	5,279	6,019	5,993	6,016
Shareholders' equity	19,049	18,666	18,530	17,879	18,676
Average balances
Loans, net of unearned income	$96,647	$96,077	$96,122	$96,408	$97,040
Assets	159,089	157,974	156,876	156,508	154,667
Deposits	129,575	129,444	127,687	126,493	125,950
Long-term borrowings	5,527	5,660	6,001	6,025	5,351
Shareholders' equity	18,688	18,350	18,127	18,042	18,047
_____
(1) See reconciliation of these non-GAAP measures to the most directly comparable GAAP measures on page 19.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release
Selected Ratios and Other Information

	As of and for Quarter Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Return on average assets* (1)	1.42%	1.43%	1.27%	1.36%	1.26%
Return on average common shareholders' equity*	12.56%	12.72%	11.49%	12.39%	10.88%
Return on average tangible common shareholders’ equity (non-GAAP)* (2)	18.81%	19.34%	17.72%	19.19%	16.87%
Adjusted return on average tangible common shareholders' equity (non-GAAP) *(2)	19.24%	19.48%	18.58%	20.30%	19.68%
Efficiency ratio	57.2%	56.0%	57.9%	56.8%	59.3%
Adjusted efficiency ratio (non-GAAP) (2)	56.9%	56.0%	56.8%	55.4%	56.9%
Dividend payout ratio (3)	43.0%	42.0%	48.6%	44.7%	51.3%
Common book value per share	$19.98	$19.35	$18.70	$17.77	$18.62
Tangible common book value per share (non-GAAP) (2)	$13.49	$12.91	$12.29	$11.42	$12.26
Total shareholders' equity to total assets	11.91%	11.72%	11.59%	11.37%	11.86%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (2)	7.74%	7.52%	7.17%	6.86%	7.37%
Common equity Tier 1 (4)	$13,620	$13,533	$13,355	$13,434	$13,185
Total risk-weighted assets (4)	$126,060	$125,755	$123,755	$124,440	$124,645
Common equity Tier 1 ratio (4)	10.8%	10.8%	10.8%	10.8%	10.6%
Adjusted common equity Tier 1 ratio (non-GAAP) (2)(4)	9.5%	9.3%	9.1%	8.8%	9.1%
Tier 1 capital ratio (4)	11.9%	11.9%	12.2%	12.2%	12.0%
Total risk-based capital ratio (4)	13.8%	13.7%	14.1%	14.1%	13.9%
Leverage ratio (4)	9.7%	9.7%	9.8%	9.9%	9.8%
Effective tax rate	19.7%	20.3%	21.1%	18.9%	19.4%
Allowance for credit losses as a percentage of loans, net of unearned income	1.78%	1.80%	1.81%	1.79%	1.79%
Allowance for credit losses to non-performing loans, excluding loans held for sale	226%	225%	205%	186%	210%
Net interest margin (FTE)*	3.59%	3.65%	3.52%	3.55%	3.54%
Loans, net of unearned income, to total deposits	73.8%	73.9%	73.1%	75.8%	76.6%
Net charge-offs as a percentage of average loans*	0.55%	0.47%	0.52%	0.49%	0.48%
Non-performing loans, excluding loans held for sale, as a percentage of loans	0.79%	0.80%	0.88%	0.96%	0.85%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale	0.82%	0.84%	0.92%	0.97%	0.87%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale (5)	0.98%	1.01%	1.11%	1.15%	1.06%
Associate headcount—full-time equivalent	19,675	19,642	19,541	19,644	19,560
ATMs	1,874	1,996	2,008	2,011	2,019
Branch Statistics
Full service	1,223	1,224	1,224	1,227	1,235
Drive-through/transaction service only	25	26	25	26	26
Total branch outlets	1,248	1,250	1,249	1,253	1,261

*Annualized
(1)Calculated by dividing net income by average assets.
(2)See reconciliation of these non-GAAP measures to the most directly comparable GAAP measures on pages 13, 17, 19, and 20.
(3)Dividend payout ratio reflects dividends declared within the applicable period.
(4)Current quarter Common equity Tier 1 as well as Total risk-weighted assets, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.
(5)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 23 for amounts related to these loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release
Consolidated Balance Sheets

	As of
($ amounts in millions)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Assets:
Cash and due from banks	$3,073	$3,245	$3,287	$2,893	$2,665
Interest-bearing deposits in other banks	9,026	7,930	11,029	7,819	7,856
Debt securities held to maturity	5,769	5,972	5,195	4,427	2,787
Debt securities available for sale	26,886	26,333	25,942	26,224	28,698
Loans held for sale	573	594	345	594	522
Loans, net of unearned income	96,125	96,723	95,733	96,727	96,789
Allowance for loan losses	(1,581)	(1,612)	(1,613)	(1,613)	(1,607)
Net loans	94,544	95,111	94,120	95,114	95,182
Other earning assets	1,513	1,682	1,412	1,616	1,625
Premises and equipment, net	1,742	1,755	1,726	1,673	1,648
Interest receivable	574	574	583	572	596
Goodwill	5,733	5,733	5,733	5,733	5,733
Residential mortgage servicing rights at fair value (MSRs)	976	988	979	1,007	971
Other identifiable intangible assets, net	146	153	161	169	178
Other assets	9,385	9,136	9,334	9,461	8,965
Total assets	$159,940	$159,206	$159,846	$157,302	$157,426
Liabilities and Equity:
Deposits:
Non-interest-bearing	$39,768	$40,209	$40,443	$39,138	$39,698
Interest-bearing	90,566	90,710	90,528	88,465	86,678
Total deposits	130,334	130,919	130,971	127,603	126,376
Borrowed funds:
Short-term borrowings	1,300	—	—	500	1,500
Long-term borrowings	4,785	5,279	6,019	5,993	6,016
Other liabilities	4,426	4,302	4,289	5,296	4,807
Total liabilities	140,845	140,500	141,279	139,392	138,699
Equity:
Preferred stock, non-cumulative perpetual	1,369	1,369	1,715	1,715	1,715
Common stock	9	9	9	9	10
Additional paid-in capital	10,780	11,017	11,161	11,394	11,438
Retained earnings	9,922	9,609	9,299	9,060	8,778
Treasury stock, at cost	(1,371)	(1,371)	(1,371)	(1,371)	(1,371)
Accumulated other comprehensive income (loss), net	(1,660)	(1,967)	(2,283)	(2,928)	(1,894)
Total shareholders’ equity	19,049	18,666	18,530	17,879	18,676
Noncontrolling interest	46	40	37	31	51
Total equity	19,095	18,706	18,567	17,910	18,727
Total liabilities and equity	$159,940	$159,206	$159,846	$157,302	$157,426

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release
End of Period Loans

	As of
						9/30/2025		9/30/2025
($ amounts in millions)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	vs. 6/30/2025		vs. 9/30/2024
Commercial and industrial	$49,234	$49,586	$48,879	$49,671	$49,565	$(352)	(0.7)%	$(331)	(0.7)%
Commercial real estate mortgage—owner-occupied	4,835	4,890	4,849	4,841	4,873	(55)	(1.1)%	(38)	(0.8)%
Commercial real estate construction—owner-occupied	285	275	316	333	341	10	3.6%	(56)	(16.4)%
Total commercial	54,354	54,751	54,044	54,845	54,779	(397)	(0.7)%	(425)	(0.8)%
Commercial investor real estate mortgage	7,122	6,949	6,376	6,567	6,562	173	2.5%	560	8.5%
Commercial investor real estate construction	1,948	2,149	2,457	2,143	2,250	(201)	(9.4)%	(302)	(13.4)%
Total investor real estate	9,070	9,098	8,833	8,710	8,812	(28)	(0.3)%	258	2.9%
Total business	63,424	63,849	62,877	63,555	63,591	(425)	(0.7)%	(167)	(0.3)%
Residential first mortgage	19,881	20,020	20,000	20,094	20,125	(139)	(0.7)%	(244)	(1.2)%
Home equity—lines of credit (1)	3,209	3,184	3,130	3,150	3,130	25	0.8%	79	2.5%
Home equity—closed-end (2)	2,340	2,352	2,371	2,390	2,404	(12)	(0.5)%	(64)	(2.7)%
Consumer credit card	1,437	1,415	1,384	1,445	1,372	22	1.6%	65	4.7%
Other consumer (3)(4)	5,834	5,903	5,971	6,093	6,167	(69)	(1.2)%	(333)	(5.4)%
Total consumer	32,701	32,874	32,856	33,172	33,198	(173)	(0.5)%	(497)	(1.5)%
Total Loans	$96,125	$96,723	$95,733	$96,727	$96,789	$(598)	(0.6)%	$(664)	(0.7)%
______
(1)     The balance of Regions' home equity lines of credit consists of $1,416 million of first lien and $1,793 million of second lien at 9/30/2025.
(2)    The balance of Regions' closed-end home equity loans consists of $1,786 million of first lien and $554 million of second lien at 9/30/2025.
(3)    Starting in 2025, other consumer loans also includes exit portfolios, which were previously presented separately.
(4)    Other consumer loans also include Regions' Home Improvement Financing portfolio balances of $5.0 billion at 9/30/2025, $5.0 billion at 6/30/2025, $5.1 billion at 3/31/2025, $5.2 billion at 12/31/2024 and $5.2 billion at 9/30/2024.

	As of
End of Period Loans by Percentage(1)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Commercial and industrial	51.2%	51.3%	51.1%	51.4%	51.2%
Commercial real estate mortgage—owner-occupied	5.0%	5.1%	5.1%	5.0%	5.0%
Commercial real estate construction—owner-occupied	0.3%	0.3%	0.3%	0.3%	0.4%
Total commercial	56.5%	56.6%	56.5%	56.7%	56.6%
Commercial investor real estate mortgage	7.4%	7.2%	6.7%	6.8%	6.8%
Commercial investor real estate construction	2.0%	2.2%	2.6%	2.2%	2.3%
Total investor real estate	9.4%	9.4%	9.2%	9.0%	9.1%
Total business	66.0%	66.0%	65.7%	65.7%	65.7%
Residential first mortgage	20.7%	20.7%	20.9%	20.8%	20.8%
Home equity—lines of credit	3.3%	3.3%	3.3%	3.3%	3.2%
Home equity—closed-end	2.4%	2.4%	2.5%	2.5%	2.5%
Consumer credit card	1.5%	1.5%	1.4%	1.5%	1.4%
Other consumer	6.1%	6.1%	6.2%	6.3%	6.4%
Total consumer	34.0%	34.0%	34.3%	34.3%	34.3%
Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%
(1)Amounts have been calculated using whole dollar values, and therefore such amounts may not add to total amounts.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release
Average Balances of Loans

	Average Balances
($ amounts in millions)	3Q25	2Q25	1Q25	4Q24	3Q24	3Q25 vs. 2Q25		3Q25 vs. 3Q24
Commercial and industrial	$49,588	$49,033	$49,209	$49,357	$49,847	$555	1.1%	$(259)	(0.5)%
Commercial real estate mortgage—owner-occupied	4,860	4,900	4,863	4,869	4,877	(40)	(0.8)%	(17)	(0.3)%
Commercial real estate construction—owner-occupied	274	270	317	343	335	4	1.5%	(61)	(18.2)%
Total commercial	54,722	54,203	54,389	54,569	55,059	519	1.0%	(337)	(0.6)%
Commercial investor real estate mortgage	7,087	6,805	6,484	6,491	6,495	282	4.1%	592	9.1%
Commercial investor real estate construction	2,051	2,204	2,267	2,165	2,264	(153)	(6.9)%	(213)	(9.4)%
Total investor real estate	9,138	9,009	8,751	8,656	8,759	129	1.4%	379	4.3%
Total business	63,860	63,212	63,140	63,225	63,818	648	1.0%	42	0.1%
Residential first mortgage	19,944	19,992	20,037	20,107	20,147	(48)	(0.2)%	(203)	(1.0)%
Home equity—lines of credit	3,197	3,168	3,135	3,135	3,128	29	0.9%	69	2.2%
Home equity—closed-end	2,341	2,357	2,374	2,392	2,402	(16)	(0.7)%	(61)	(2.5)%
Consumer credit card	1,420	1,397	1,394	1,398	1,359	23	1.6%	61	4.5%
Other consumer (1)(2)	5,885	5,951	6,042	6,151	6,186	(66)	(1.1)%	(301)	(4.9)%
Total consumer	32,787	32,865	32,982	33,183	33,222	(78)	(0.2)%	(435)	(1.3)%
Total Loans	$96,647	$96,077	$96,122	$96,408	$97,040	$570	0.6%	$(393)	(0.4)%

	Average Balances
	Nine Months Ended September 30
($ amounts in millions)	2025	2024	2025 vs. 2024
Commercial and industrial	$49,278	$49,994	$(716)	(1.4)%
Commercial real estate mortgage—owner-occupied	4,874	4,825	49	1.0%
Commercial real estate construction—owner-occupied	287	328	(41)	(12.5)%
Total commercial	54,439	55,147	(708)	(1.3)%
Commercial investor real estate mortgage	6,794	6,554	240	3.7%
Commercial investor real estate construction	2,173	2,256	(83)	(3.7)%
Total investor real estate	8,967	8,810	157	1.8%
Total business	63,406	63,957	(551)	(0.9)%
Residential first mortgage	19,991	20,175	(184)	(0.9)%
Home equity—lines of credit	3,167	3,151	16	0.5%
Home equity—closed-end	2,357	2,413	(56)	(2.3)%
Consumer credit card	1,404	1,335	69	5.2%
Other consumer (1)(2)	5,959	6,215	(256)	(4.1)%
Total consumer	32,878	33,289	(411)	(1.2)%
Total Loans	$96,284	$97,246	$(962)	(1.0)%
_____
(1)Starting in 2025, other consumer loans also includes exit portfolios, which were previously presented separately.
(2)    Other consumer loans also include Regions' Home Improvement Financing portfolio balances of $5.0 billion at 9/30/2025, $5.1 billion at 6/30/2025, $5.1 billion at 3/31/2025, $5.2 billion at 12/31/2024 and $5.2 billion at 9/30/2024 (on a quarter-to-date basis); and balances of $5.1 billion at 9/30/2025 and $5.2 billion at 12/31/2024 (on a year-to-date basis).

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release
End of Period Deposits

	As of
						9/30/2025		9/30/2025
($ amounts in millions)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	vs. 6/30/2025		vs. 9/30/2024
Non-interest-bearing deposits	$39,768	$40,209	$40,443	$39,138	$39,698	$(441)	(1.1)%	$70	0.2%
Interest-bearing checking	24,669	24,704	25,281	25,079	23,704	(35)	(0.1)%	965	4.1%
Savings	11,944	12,187	12,466	12,022	12,085	(243)	(2.0)%	(141)	(1.2)%
Money market—domestic	39,051	38,525	37,289	35,644	35,205	526	1.4%	3,846	10.9%
Time deposits	14,902	15,294	15,492	15,720	15,684	(392)	(2.6)%	(782)	(5.0)%
Total Deposits	$130,334	$130,919	$130,971	$127,603	$126,376	$(585)	(0.4)%	$3,958	3.1%

	As of
						9/30/2025		9/30/2025
($ amounts in millions)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	vs. 6/30/2025		vs. 9/30/2024
Consumer Bank Segment	$79,689	$79,953	$80,627	$78,637	$78,858	$(264)	(0.3)%	$831	1.1%
Corporate Bank Segment	40,415	40,101	39,696	38,361	36,955	314	0.8%	3,460	9.4%
Wealth Management Segment	7,654	7,352	7,798	7,736	7,520	302	4.1%	134	1.8%
Other (1)	2,576	3,513	2,850	2,869	3,043	(937)	(26.7)%	(467)	(15.3)%
Total Deposits	$130,334	$130,919	$130,971	$127,603	$126,376	$(585)	(0.4)%	$3,958	3.1%

	As of
						9/30/2025		9/30/2025
($ amounts in millions)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	vs. 6/30/2025		vs. 9/30/2024
Wealth Management - Private Wealth	$6,698	$6,433	$6,931	$6,998	$6,676	$265	4.1%	$22	0.3%
Wealth Management - Institutional Services	956	919	867	738	844	37	4.0%	112	13.3%
Total Wealth Management Segment Deposits	$7,654	$7,352	$7,798	$7,736	$7,520	$302	4.1%	$134	1.8%

	As of
End of Period Deposits by Percentage	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Non-interest-bearing deposits	30.5%	30.7%	30.9%	30.7%	31.4%
Interest-bearing checking	18.9%	18.9%	19.3%	19.7%	18.8%
Savings	9.2%	9.3%	9.5%	9.4%	9.6%
Money market—domestic	30.0%	29.4%	28.5%	27.9%	27.9%
Time deposits	11.4%	11.7%	11.8%	12.3%	12.3%
Total Deposits	100.0%	100.0%	100.0%	100.0%	100.0%
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, selected deposits and brokered time deposits) and additional wholesale funding arrangements. Other deposits includes brokered deposits totaling $1.8 billion at 9/30/2025, $2.8 billion at 6/30/2025, $2.2 billion at 3/31/2025, $2.2 billion at 12/31/2024 and $2.3 billion at 9/30/2024.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release
Average Balances of Deposits

	Average Balances
($ amounts in millions)	3Q25	2Q25	1Q25	4Q24	3Q24	3Q25 vs. 2Q25		3Q25 vs. 3Q24
Non-interest-bearing deposits	$39,538	$39,556	$39,053	$39,424	$39,690	$(18)	—%	$(152)	(0.4)%
Interest-bearing checking	24,274	24,865	25,033	24,060	23,599	(591)	(2.4)%	675	2.9%
Savings	12,046	12,300	12,177	12,020	12,183	(254)	(2.1)%	(137)	(1.1)%
Money market—domestic	38,593	37,389	35,625	35,264	35,051	1,204	3.2%	3,542	10.1%
Time deposits	15,124	15,334	15,799	15,725	15,427	(210)	(1.4)%	(303)	(2.0)%
Total Deposits	$129,575	$129,444	$127,687	$126,493	$125,950	$131	0.1%	3,625	2.9%

	Average Balances
($ amounts in millions)	3Q25	2Q25	1Q25	4Q24	3Q24	3Q25 vs. 2Q25		3Q25 vs. 3Q24
Consumer Bank Segment	$79,698	$79,912	$78,712	$78,476	$78,904	$(214)	(0.3)%	$794	1.0%
Corporate Bank Segment	39,733	39,234	38,312	37,426	36,867	499	1.3%	2,866	7.8%
Wealth Management Segment	7,262	7,324	7,600	7,492	7,374	(62)	(0.8)%	(112)	(1.5)%
Other (1)	2,882	2,974	3,063	3,099	2,805	(92)	(3.1)%	77	2.7%
Total Deposits	$129,575	$129,444	$127,687	$126,493	$125,950	$131	0.1%	$3,625	2.9%

	Average Balances
($ amounts in millions)	3Q25	2Q25	1Q25	4Q24	3Q24	3Q25 vs. 2Q25		3Q25 vs. 3Q24
Wealth Management - Private Wealth	$6,604	$6,705	$6,897	$6,700	$6,557	$(101)	(1.5)%	$47	0.7%
Wealth Management - Institutional Services	658	619	703	792	817	39	6.3%	(159)	(19.5)%
Total Wealth Management Segment Deposits	$7,262	$7,324	$7,600	$7,492	$7,374	$(62)	(0.8)%	$(112)	(1.5)%

	Average Balances
	Nine Months Ended September 30
($ amounts in millions)	2025	2024	2025 vs. 2024
Interest-free deposits	$39,384	$40,375	$(991)	(2.5)%
Interest-bearing checking	24,722	24,100	622	2.6%
Savings	12,174	12,437	(263)	(2.1)%
Money market—domestic	37,213	34,358	2,855	8.3%
Time deposits	15,416	15,386	30	0.2%
Total Deposits	$128,909	$126,656	$2,253	1.8%

	Average Balances
	Nine Months Ended September 30
($ amounts in millions)	2025	2024	2025 vs. 2024
Consumer Bank Segment	$79,444	$79,286	$158	0.2%
Corporate Bank Segment	39,098	36,867	2,231	6.1%
Wealth Management Segment	7,394	7,557	(163)	(2.2)%
Other (1)	2,973	2,946	27	0.9%
Total Deposits	$128,909	$126,656	$2,253	1.8%

	Average Balances
	Nine Months Ended September 30
($ amounts in millions)	2025	2024	2025 vs. 2024
Wealth Management - Private Wealth	$6,734	$6,617	$117	1.8%
Wealth Management - Institutional Services	660	940	(280)	(29.8)%
Total Wealth Management Segment Deposits	$7,394	$7,557	$(163)	(2.2)%
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, selected deposits and brokered time deposits) and additional wholesale funding arrangements.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release
Consolidated Statements of Income (unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Interest income on:
Loans, including fees	$1,386	$1,377	$1,342	$1,416	$1,463
Debt securities	293	286	266	256	241
Loans held for sale	9	9	8	11	11
Other earning assets	108	112	109	119	105
Total interest income	1,796	1,784	1,725	1,802	1,820
Interest expense on:
Deposits	456	447	442	467	507
Short-term borrowings	8	1	4	16	10
Long-term borrowings	75	77	85	89	85
Total interest expense	539	525	531	572	602
Net interest income	1,257	1,259	1,194	1,230	1,218
Provision for credit losses	105	126	124	120	113
Net interest income after provision for credit losses	1,152	1,133	1,070	1,110	1,105
Non-interest income:
Service charges on deposit accounts	160	151	161	155	158
Card and ATM fees	122	125	117	113	118
Wealth management income	139	133	129	126	128
Capital markets income	104	83	80	97	92
Mortgage income	38	48	40	35	36
Securities gains (losses), net	(27)	(1)	(25)	(30)	(78)
Other	123	107	88	89	118
Total non-interest income	659	646	590	585	572
Non-interest expense:
Salaries and employee benefits	671	658	625	617	645
Equipment and software expense	106	104	99	104	101
Net occupancy expense	72	72	70	67	69
Other	254	239	245	250	254
Total non-interest expense	1,103	1,073	1,039	1,038	1,069
Income before income taxes	708	706	621	657	608
Income tax expense	139	143	131	123	118
Net income	$569	$563	$490	$534	$490
Net income available to common shareholders	$548	$534	$465	$508	$446
Weighted-average shares outstanding—during quarter:
Basic	890	898	906	911	914
Diluted	894	900	910	915	918
Actual shares outstanding—end of quarter	885	894	899	909	911
Earnings per common share: (1)
Basic	$0.62	$0.59	$0.51	$0.56	$0.49
Diluted	$0.61	$0.59	$0.51	$0.56	$0.49
Taxable-equivalent net interest income	$1,269	$1,271	$1,206	$1,243	$1,230
________
(1) Quarterly amounts may not add to year-to-date amounts due to rounding.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release
Consolidated Statements of Income (continued) (unaudited)

	Nine Months Ended September 30
($ amounts in millions, except per share data)	2025	2024
Interest income on:
Loans, including fees	$4,105	$4,316
Debt securities	845	669
Loans held for sale	26	28
Other earning assets	329	293
Total interest income	5,305	5,306
Interest expense on:
Deposits	1,345	1,504
Short-term borrowings	13	24
Long-term borrowings	237	190
Total interest expense	1,595	1,718
Net interest income	3,710	3,588
Provision for credit losses	355	367
Net interest income after provision for credit losses	3,355	3,221
Non-interest income:
Service charges on deposit accounts	472	457
Card and ATM fees	364	354
Wealth management income	401	369
Capital markets income	267	251
Mortgage income	126	111
Securities gains (losses), net	(53)	(178)
Other	318	316
Total non-interest income	1,895	1,680
Non-interest expense:
Salaries and employee benefits	1,954	1,912
Equipment and software expense	309	302
Net occupancy expense	214	211
Other	738	779
Total non-interest expense	3,215	3,204
Income before income taxes	2,035	1,697
Income tax expense	413	338
Net income	$1,622	$1,359
Net income available to common shareholders	$1,547	$1,266
Weighted-average shares outstanding—during year:
Basic	898	917
Diluted	902	919
Actual shares outstanding—end of period	885	911
Earnings per common share:
Basic	$1.72	$1.38
Diluted	$1.72	$1.38
Taxable-equivalent net interest income	$3,746	$3,625

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis

	Quarter Ended
	9/30/2025			6/30/2025
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$—	$—	—%	$1	$—	4.44%
Debt securities (2)(3)	33,223	293	3.53	32,882	286	3.48
Loans held for sale	662	9	5.52	500	9	7.14
Loans, net of unearned income:
Commercial and industrial (4)	49,588	714	5.65	49,033	708	5.72
Commercial real estate mortgage—owner-occupied (5)	4,860	62	5.04	4,900	63	5.02
Commercial real estate construction—owner-occupied	274	4	5.96	270	4	5.75
Commercial investor real estate mortgage	7,087	114	6.30	6,805	113	6.55
Commercial investor real estate construction	2,051	37	7.12	2,204	40	7.10
Residential first mortgage	19,944	202	4.06	19,992	200	3.99
Home equity	5,538	91	6.54	5,525	90	6.51
Consumer credit card	1,420	52	14.46	1,397	50	14.24
Other consumer	5,885	122	8.14	5,951	121	8.33
Total loans, net of unearned income	96,647	1,398	5.70	96,077	1,389	5.75
Interest-bearing deposits in other banks	8,316	94	4.51	8,737	97	4.49
Other earning assets	1,519	14	3.63	1,466	15	3.96
Total earning assets	140,367	1,808	5.09	139,663	1,796	5.12
Unrealized gains/(losses) on debt securities available for sale, net (2)	(1,001)			(1,348)
Allowance for loan losses	(1,616)			(1,643)
Cash and due from banks	2,892			2,893
Other non-earning assets	18,447			18,409
	$159,089			$157,974
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$12,046	4	0.13	$12,300	4	0.13
Interest-bearing checking	24,274	86	1.41	24,865	88	1.41
Money market	38,593	234	2.40	37,389	220	2.37
Time deposits	15,124	132	3.45	15,334	135	3.52
Total interest-bearing deposits (6)	90,037	456	2.01	89,888	447	1.99
Federal funds purchased and securities sold under agreements to repurchase	48	—	4.36	80	1	4.40
Other short-term borrowings	696	8	4.49	—	—	—
Long-term borrowings	5,527	75	5.39	5,660	77	5.36
Total interest-bearing liabilities	96,308	539	2.22	95,628	525	2.20
Non-interest-bearing deposits (6)	39,538	—	—	39,556	—	—
Total funding sources	135,846	539	1.57	135,184	525	1.55
Net interest spread (2)			2.87			2.92
Other liabilities	4,515			4,403
Shareholders’ equity	18,688			18,350
Noncontrolling interest	40			37
	$159,089			$157,974
Net interest income/margin FTE basis (2)		$1,269	3.59%		$1,271	3.65%
_______
(1) Amounts have been calculated using whole dollar values and the prevailing interest accrual methodology.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Interest income includes hedging income of $2 million for the quarter ended September 30, 2025 and $6 million for the quarter ended June 30, 2025.
(4) Interest income includes hedging expense of $58 million for the quarter ended September 30, 2025 and $53 million for the quarter ended June 30, 2025.
(5) Interest income includes hedging expense of $7 million for the quarter ended September 30, 2025 and $7 million for the quarter ended June 30, 2025.
(6) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest-bearing deposits. The rates for total deposit costs equal 1.39% for the quarter ended September 30, 2025 and 1.39% for the quarter ended June 30, 2025.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Quarter Ended
	3/31/2025			12/31/2024			9/30/2024
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	4.44%	$1	$—	4.82%	$1	$—	5.44%
Debt securities (2)(3)	32,280	266	3.30	32,553	256	3.16	32,252	241	2.98
Loans held for sale	441	8	7.27	766	11	5.63	642	11	6.56
Loans, net of unearned income:
Commercial and industrial (4)	49,209	687	5.58	49,357	746	5.99	49,847	773	6.14
Commercial real estate mortgage—owner-occupied (5)	4,863	59	4.87	4,869	61	4.90	4,877	60	4.80
Commercial real estate construction—owner-occupied	317	5	5.78	343	5	6.03	335	6	6.29
Commercial investor real estate mortgage	6,484	100	6.17	6,491	105	6.35	6,495	119	7.16
Commercial investor real estate construction	2,267	40	7.06	2,165	41	7.40	2,264	46	7.94
Residential first mortgage	20,037	198	3.96	20,107	199	3.95	20,147	196	3.90
Home equity	5,509	91	6.63	5,527	94	6.78	5,530	96	6.96
Consumer credit card	1,394	50	14.55	1,398	50	14.37	1,359	51	14.82
Other consumer	6,042	124	8.27	6,151	128	8.18	6,186	128	8.27
Total loans, net of unearned income	96,122	1,354	5.64	96,408	1,429	5.87	97,040	1,475	6.02
Interest-bearing deposits in other banks	8,537	94	4.45	7,978	98	4.84	6,682	92	5.52
Other earning assets	1,483	15	4.19	1,510	21	5.54	1,456	13	3.58
Total earning assets	138,864	1,737	5.01	139,216	1,815	5.17	138,073	1,832	5.26
Unrealized gains/(losses) on debt securities available for sale, net (2)	(1,716)			(1,945)			(2,213)
Allowance for loan losses	(1,625)			(1,621)			(1,629)
Cash and due from banks	2,957			2,826			2,822
Other non-earning assets	18,396			18,032			17,614
	$156,876			$156,508			$154,667
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$12,177	4	0.13	$12,020	3	0.11	$12,183	4	0.13
Interest-bearing checking	25,033	89	1.44	24,060	92	1.52	23,599	98	1.64
Money market	35,625	204	2.32	35,264	217	2.45	35,051	247	2.80
Time deposits	15,799	145	3.73	15,725	155	3.92	15,427	158	4.09
Total interest-bearing deposits (6)	88,634	442	2.02	87,069	467	2.13	86,260	507	2.34
Federal funds purchased and securities sold under agreements to repurchase	39	—	4.39	24	—	4.60	22	—	4.40
Other short-term borrowings	339	4	4.57	1,207	16	4.93	641	10	5.42
Long-term borrowings	6,001	85	5.65	6,025	89	5.80	5,351	85	6.28
Total interest-bearing liabilities	95,013	531	2.27	94,325	572	2.41	92,274	602	2.59
Non-interest-bearing deposits (6)	39,053	—	—	39,424	—	—	39,690	—	—
Total funding sources	134,066	531	1.60	133,749	572	1.70	131,964	602	1.81
Net interest spread (2)			2.75			2.76			2.67
Other liabilities	4,652			4,672			4,623
Shareholders’ equity	18,127			18,042			18,047
Noncontrolling interest	31			45			33
	$156,876			$156,508			$154,667
Net interest income/margin FTE basis (2)		$1,206	3.52%		$1,243	3.55%		$1,230	3.54%
_______
(1) Amounts have been calculated using whole dollar values and the prevailing interest accrual methodology.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3)    Interest income includes hedge income of $2 million for the quarter ended March 31, 2025, zero for the quarter ended December 31, 2024, and $3 million for the quarter ended September 30, 2024.
(4) Interest income includes hedging expense of $60 million for the quarter ended March 31, 2025, $69 million for the quarter ended December 31, 2024 and $98 million for the quarter ended September 30, 2024.
(5) Interest income includes hedging expense of $7 million for the quarter ended March 31, 2025, $8 million for the quarter ended December 31, 2024 and $12 million for the quarter ended September 30, 2024.
(6) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest-bearing deposits. The rates for total deposit costs equal 1.40% for the quarter ended March 31, 2025, 1.47% for the quarter ended December 31, 2024 and 1.60% for the quarter ended September 30, 2024.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Nine Months Ended September 30
	2025			2024
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	4.42%	$1	$—	5.44%
Debt securities (2)(3)	32,798	845	3.44	31,800	669	2.80
Loans held for sale	535	26	6.50	557	28	6.61
Loans, net of unearned income:
Commercial and industrial (4)	49,278	2,109	5.65	49,994	2,279	6.06
Commercial real estate mortgage—owner-occupied (5)	4,874	184	4.98	4,825	172	4.66
Commercial real estate construction—owner-occupied	287	13	5.83	328	16	6.22
Commercial investor real estate mortgage	6,794	327	6.34	6,554	355	7.11
Commercial investor real estate construction	2,173	117	7.10	2,256	137	7.96
Residential first mortgage	19,991	600	4.00	20,175	578	3.82
Home equity	5,524	272	6.56	5,564	286	6.87
Consumer credit card	1,404	152	14.42	1,335	149	14.88
Other consumer	5,959	367	8.25	6,215	381	8.20
Total loans, net of unearned income	96,284	4,141	5.70	97,246	4,353	5.94
Interest-bearing deposits in other banks	8,529	285	4.48	5,868	246	5.61
Other earning assets	1,490	44	3.92	1,414	47	4.47
Total earning assets	139,637	5,341	5.08	136,886	5,343	5.19
Unrealized gains/(losses) on debt securities available for sale, net (2)	(1,352)			(2,838)
Allowance for loan losses	(1,628)			(1,615)
Cash and due from banks	2,914			2,694
Other non-earning assets	18,417			17,871
	$157,988			$152,998
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$12,174	12	0.13	$12,437	12	0.13
Interest-bearing checking	24,722	263	1.42	24,100	303	1.68
Money market	37,213	658	2.37	34,358	713	2.77
Time deposits	15,416	412	3.57	15,386	476	4.13
Total interest-bearing deposits (6)	89,525	1,345	2.01	86,281	1,504	2.33
Federal funds purchased and securities sold under agreements to repurchase	56	1	4.39	13	—	4.83
Other Short-term borrowings	346	12	4.52	560	24	5.47
Long-term borrowings	5,728	237	5.47	3,790	190	6.63
Total interest-bearing liabilities	95,655	1,595	2.23	90,644	1,718	2.53
Non-interest-bearing deposits (6)	39,384	—	—	40,375	—	—
Total funding sources	135,039	1,595	1.58	131,019	1,718	1.75
Net interest spread (2)			2.85			2.66
Other liabilities	4,523			4,647
Shareholders’ equity	18,390			17,295
Noncontrolling interest	36			37
	$157,988			$152,998
Net interest income/margin FTE basis (2)		$3,746	3.59%		$3,625	3.54%
_______
(1) Amounts have been calculated using whole dollar values and the prevailing interest accrual methodology.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3)    Interest income includes hedging income of $10 million and $7 million for the years ended September 30, 2025 and 2024, respectively.
(4) Interest income includes hedging expense of $171 million and $305 million for the years ended September 30, 2025 and 2024, respectively.
(5) Interest income includes hedging expense of $21 million and $38 million for the years ended September 30, 2025 and 2024, respectively.
(6) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 1.39% and 1.58% for the years ended September 30, 2025 and 2024, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release
Pre-Tax Pre-Provision Income ("PPI") (non-GAAP) and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income tables below present computations of pre-tax pre-provision income excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful basis for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations.

	Quarter Ended
($ amounts in millions)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	3Q25 vs. 2Q25		3Q25 vs. 3Q24
Net income available to common shareholders (GAAP)	$548	$534	$465	$508	$446	$14	2.6%	$102	22.9%
Preferred dividends and other (GAAP) (1)	21	29	25	26	44	(8)	(27.6)%	(23)	(52.3)%
Income tax expense (GAAP)	139	143	131	123	118	(4)	(2.8)%	21	17.8%
Income before income taxes (GAAP)	708	706	621	657	608	2	0.3%	100	16.4%
Provision for credit losses (GAAP)	105	126	124	120	113	(21)	(16.7)%	(8)	(7.1)%
Pre-tax pre-provision income (non-GAAP)	813	832	745	777	721	(19)	(2.3)%	92	12.8%
Other adjustments:
Securities (gains) losses, net	25	—	25	30	78	25	NM	(53)	(67.9)%
FDIC insurance special assessment	(3)	(1)	1	(2)	(4)	(2)	(200.0)%	1	25.0%
Salaries and employee benefits—severance charges	—	1	1	10	3	(1)	(100.0)%	(3)	(100.0)%
Branch consolidation, property and equipment charges	(5)	—	—	1	—	(5)	NM	(5)	NM
Professional, legal and regulatory expenses	—	—	2	—	1	—	NM	(1)	(100.0)%
Total other adjustments	17	—	29	39	78	17	NM	(61)	(78.2)%
Adjusted pre-tax pre-provision income (non-GAAP)	$830	$832	$774	$816	$799	$(2)	(0.2)%	$31	3.9%

_____
NM - Not meaningful
(1) The second quarter 2025 amount includes $4 million of deferred issuance costs recognized upon the redemption of Series D preferred stock. The third quarter 2024 amount includes $15 million of deferred issuance costs recognized upon the redemption of Series B preferred stock.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release
Non-Interest Income

	Quarter Ended
($ amounts in millions)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	3Q25 vs. 2Q25		3Q25 vs. 3Q24
Service charges on deposit accounts	$160	$151	$161	$155	$158	$9	6.0%	$2	1.3%
Card and ATM fees	122	125	117	113	118	(3)	(2.4)%	4	3.4%
Wealth management income	139	133	129	126	128	6	4.5%	11	8.6%
Capital markets income (1)	104	83	80	97	92	21	25.3%	12	13.0%
Mortgage income	38	48	40	35	36	(10)	(20.8)%	2	5.6%
Commercial credit fee income	28	29	27	28	28	(1)	(3.4)%	—	—%
Bank-owned life insurance	25	24	23	21	28	1	4.2%	(3)	(10.7)%
Market value adjustments on employee benefit assets (2)	12	16	(3)	(5)	13	(4)	(25.0)%	(1)	(7.7)%
Securities gains (losses), net	(27)	(1)	(25)	(30)	(78)	(26)	NM	51	65.4%
Other miscellaneous income	58	38	41	45	49	20	52.6%	9	18.4%
Total non-interest income	$659	$646	$590	$585	$572	$13	2.0%	$87	15.2%
Service Charges on Deposit Accounts by Segment

	Quarter Ended
($ amounts in millions)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	3Q25 vs. 2Q25		3Q25 vs. 3Q24
Consumer Bank Segment (3)	$99	$90	$96	$98	$100	$9	10.0%	$(1)	(1.0)%
Corporate Bank Segment (4)	61	60	64	56	58	1	1.7%	3	5.2%
Wealth Management Segment	—	1	1	1	—	(1)	(100.0)%	—	NM
Total service charges on deposit accounts	$160	$151	$161	$155	$158	$9	6.0%	$2	1.3%
Wealth Management Income

	Quarter Ended
($ amounts in millions)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	3Q25 vs. 2Q25		3Q25 vs. 3Q24
Investment management and trust fee income	$91	$90	$86	$89	$85	$1	1.1%	$6	7.1%
Investment services fee income	48	43	43	37	43	5	11.6%	5	11.6%
Total wealth management income (5)	$139	$133	$129	$126	$128	$6	4.5%	$11	8.6%
Capital Markets Income

	Quarter Ended
($ amounts in millions)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	3Q25 vs. 2Q25		3Q25 vs. 3Q24
Capital markets income	$104	$83	$80	$97	$92	$21	25.3%	$12	13.0%
Less: Valuation adjustments on customer derivatives (6)	—	(2)	(1)	(1)	(1)	2	100.0%	1	100.0%
Capital markets income excluding valuation adjustments	$104	$85	$81	$98	$93	$19	22.4%	$11	11.8%
Mortgage Income

	Quarter Ended
($ amounts in millions)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	3Q25 vs. 2Q25		3Q25 vs. 3Q24
Production and sales	$17	$17	$13	$14	$16	$—	—%	$1	6.3%
Loan servicing	47	47	47	48	53	—	—%	(6)	(11.3)%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	1	16	(10)	56	(28)	(15)	(93.8)%	29	103.6%
MSRs hedge gain (loss)	1	(4)	18	(53)	28	5	125.0%	(27)	(96.4)%
MSRs change due to payment decay	(28)	(28)	(28)	(30)	(33)	—	—%	5	15.2%
MSR and related hedge impact	(26)	(16)	(20)	(27)	(33)	(10)	(62.5)%	7	21.2%
Total mortgage income	$38	$48	$40	$35	$36	$(10)	(20.8)%	$2	5.6%

Mortgage production - portfolio	$465	$602	$355	$413	$468	$(137)	(22.8)%	$(3)	(0.6)%
Mortgage production - agency/secondary market	504	516	371	462	548	(12)	(2.3)%	(44)	(8.0)%
Total mortgage production	$969	$1,118	$726	$875	$1,016	$(149)	(13.3)%	$(47)	(4.6)%

Mortgage production - purchased	81.4%	82.5%	82.9%	82.3%	85.5%
Mortgage production - refinanced	18.6%	17.5%	17.1%	17.7%	14.5%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee and director benefits that are offset within salaries and employee benefits expense and other non-interest expense.
(3)Consumer overdraft fees represent approximately half of these amounts each quarter.
(4)The majority of these amounts relate to Treasury Management (TM) activities and typically represent approximately two-thirds of total TM revenue each quarter.
(5)Total wealth management income does not include certain smaller dollar amounts that are attributable to the wealth management segment.
(6)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release
Non-Interest Income

($ amounts in millions)	Nine Months Ended		Year-to-Date Change 9/30/2025 vs. 9/30/2024
	9/30/2025	9/30/2024	Amount	Percent
Service charges on deposit accounts	$472	$457	$15	3.3%
Card and ATM fees	364	354	10	2.8%
Wealth management income	401	369	32	8.7%
Capital markets income (1)	267	251	16	6.4%
Mortgage income	126	111	15	13.5%
Commercial credit fee income	84	83	1	1.2%
Bank-owned life insurance	72	81	(9)	(11.1)%
Market value adjustments on employee benefit assets (2)	25	30	(5)	(16.7)%
Securities gains (losses), net	(53)	(178)	125	70.2%
Other miscellaneous income	137	122	15	12.3%
Total non-interest income	$1,895	$1,680	$215	12.8%
Service Charges on Deposit Accounts by Segment

	Nine Months Ended		Year-to-Date Change 9/30/2025 vs. 9/30/2024
($ amounts in millions)	9/30/2025	9/30/2024	Amount	Percent
Consumer Bank Segment (3)	$285	$287	$(2)	(0.7)%
Corporate Bank Segment (4)	185	167	18	10.8%
Wealth Management Segment	2	2	—	—%
Other	—	1	(1)	(100.0)%
Total service charges on deposit accounts	$472	$457	$15	3.3%
Wealth Management Income

	Nine Months Ended		Year-to-Date Change 9/30/2025 vs. 9/30/2024
($ amounts in millions)	9/30/2025	9/30/2024	Amount	Percent
Investment management and trust fee income	$267	$249	$18	7.2%
Investment services fee income	134	120	14	11.7%
Total wealth management income (5)	$401	$369	$32	8.7%
Capital Markets Income

	Nine Months Ended		Year-to-Date Change 9/30/2025 vs. 9/30/2024
($ amounts in millions)	9/30/2025	9/30/2024	Amount	Percent
Capital markets income	$267	$251	$16	6.4%
Less: Valuation adjustments on customer derivatives (6)	(3)	(5)	2	40.0%
Capital markets income excluding valuation adjustments	$270	$256	$14	5.5%
Mortgage Income

	Nine Months Ended		Year-to-Date Change 9/30/2025 vs. 9/30/2024
($ amounts in millions)	9/30/2025	9/30/2024	Amount	Percent
Production and sales	$47	$56	$(9)	(16.1)%
Loan servicing	141	143	(2)	(1.4)%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	7	4	3	75.0%
MSRs hedge gain	15	1	14	NM
MSRs change due to payment decay	(84)	(93)	9	9.7%
MSR and related hedge impact	(62)	(88)	26	29.5%
Total mortgage income	$126	$111	$15	13.5%

Mortgage production - portfolio	$1,422	$1,350	$72	5.3%
Mortgage production - agency/secondary market	1,391	1,461	(70)	(4.8)%
Total mortgage production	$2,813	$2,811	$2	0.1%

Mortgage production - purchased	82.2%	88.7%
Mortgage production - refinanced	17.8%	11.3%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee and director benefits that are offset within salaries and employee benefits expense and other non-interest expense.
(3)Consumer overdraft fees typically represent approximately half of these amounts each reporting period.
(4)The majority of these amounts relate to Treasury Management (TM), and typically represent approximately two-thirds of Regions' total TM revenue each reporting period.
(5)Total wealth management income does not include certain smaller dollar amounts that are attributable to the wealth management segment.
(6)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release
Non-Interest Expense

	Quarter Ended
($ amounts in millions)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	3Q25 vs. 2Q25		3Q25 vs. 3Q24
Salaries and employee benefits	$671	$658	$625	$617	$645	$13	2.0%	$26	4.0%
Equipment and software expense	106	104	99	104	101	2	1.9%	5	5.0%
Net occupancy expense	72	72	70	67	69	—	—%	3	4.3%
Outside services	42	39	40	42	41	3	7.7%	1	2.4%
Marketing	28	26	30	28	28	2	7.7%	—	—%
Professional, legal and regulatory expenses	30	28	23	20	21	2	7.1%	9	42.9%
Credit/checkcard expenses	15	16	15	16	14	(1)	(6.3)%	1	7.1%
FDIC insurance assessments	15	20	20	20	17	(5)	(25.0)%	(2)	(11.8)%
Visa class B shares expense	8	4	7	6	17	4	100.0%	(9)	(52.9)%
Operational losses	18	13	13	16	19	5	38.5%	(1)	(5.3)%
Branch consolidation, property and equipment charges	(5)	—	—	1	—	(5)	NM	(5)	NM
Other miscellaneous expenses	103	93	97	101	97	10	10.8%	6	6.2%
Total non-interest expense	$1,103	$1,073	$1,039	$1,038	$1,069	$30	2.8%	$34	3.2%

Salaries and Benefits Expense

	Quarter Ended
($ amounts in millions)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	3Q25 vs. 2Q25		3Q25 vs. 3Q24
Salaries and employee benefits	$671	$658	$625	$617	$645	$13	2.0%	$26	4.0%
Less: Market value adjustments on 401(k) liabilities (1)	13	16	(1)	(1)	12	(3)	(18.8)%	1	8.3%
Salaries and employee benefits less market value adjustments on employee benefits liabilities	$658	$642	$626	$618	$633	$16	2.5%	$25	3.9%

	Nine Months Ended		Year-to-Date Change 9/30/2025 vs. 9/30/2024
($ amounts in millions)	9/30/2025	9/30/2024	Amount	Percent
Salaries and employee benefits	$1,954	$1,912	$42	2.2%
Equipment and software expense	309	302	7	2.3%
Net occupancy expense	214	211	3	1.4%
Outside services	121	120	1	0.8%
Marketing	84	82	2	2.4%
Professional, legal and regulatory expenses	81	74	7	9.5%
Credit/checkcard expenses	46	43	3	7.0%
FDIC insurance assessments	55	89	(34)	(38.2)%
Visa class B shares expense	19	26	(7)	(26.9)%
Operational losses	44	79	(35)	(44.3)%
Branch consolidation, property and equipment charges	(5)	2	(7)	(350.0)%
Other miscellaneous expenses	293	264	29	11.0%
Total non-interest expense	$3,215	$3,204	$11	0.3%

Salaries and Benefits Expense

	Nine Months Ended		Year-to-Date Change 9/30/2025 vs. 9/30/2024
($ amounts in millions)	9/30/2025	9/30/2024	Amount	Percent
Salaries and employee benefits	$1,954	$1,912	$42	2.2%
Less: Market value adjustments on 401(k) liabilities (1)	28	34	(6)	(17.6)%
Salaries and employee benefits less market value adjustments on employee benefits liabilities	$1,926	$1,878	$48	2.6%
_________
NM - Not Meaningful
(1) The Company holds assets in order to offset the market value adjustments on 401(k) liabilities and the market value adjustments on those assets are recorded in non-interest income.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Adjusted Total Revenue
The table below presents computations of the efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the adjusted efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the adjusted fee income ratio. Net interest income and non-interest income are added together to arrive at total revenue. Adjustments are made to arrive at adjusted total revenue (non-GAAP). Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis (GAAP). Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the adjusted fee income and adjusted efficiency ratios. Also presented is a computation of the adjusted operating leverage ratio (non-GAAP), which is the period- to-period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP).

		Quarter Ended
($ amounts in millions)		9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	3Q25 vs. 2Q25		3Q25 vs. 3Q24
Non-interest expense (GAAP)	A	$1,103	$1,073	$1,039	$1,038	$1,069	$30	2.8%	$34	3.2%
Adjustments:
FDIC insurance special assessment		3	1	(1)	2	4	2	200.0%	(1)	(25.0)%
Branch consolidation, property and equipment charges		5	—	—	(1)	—	5	NM	5	NM
Salaries and employee benefits—severance charges		—	(1)	(1)	(10)	(3)	1	100.0%	3	100.0%
Professional, legal and regulatory expenses		—	—	(2)	—	(1)	—	NM	1	100.0%
Adjusted non-interest expense (non-GAAP)	B	$1,111	$1,073	$1,035	$1,029	$1,069	$38	3.5%	$42	3.9%
Net interest income (GAAP)	C	$1,257	$1,259	$1,194	$1,230	$1,218	$(2)	(0.2)%	$39	3.2%
Taxable-equivalent adjustment		12	12	12	13	12	—	—%	—	—%
Net interest income, taxable-equivalent basis (GAAP)	D	$1,269	$1,271	$1,206	$1,243	$1,230	$(2)	(0.2)%	$39	3.2%
Non-interest income (GAAP)	E	$659	$646	$590	$585	$572	$13	2.0%	$87	15.2%
Adjustments:
Securities (gains) losses, net		25	—	25	30	78	25	NM	(53)	(67.9)%
Adjusted non-interest income (non-GAAP)	F	$684	$646	$615	$615	$650	$38	5.9%	$34	5.2%
Total revenue (GAAP)	C+E=G	$1,916	$1,905	$1,784	$1,815	$1,790	$11	0.6%	$126	7.0%
Adjusted total revenue (non-GAAP)	C+F=H	$1,941	$1,905	$1,809	$1,845	$1,868	$36	1.9%	$73	3.9%
Total revenue, taxable-equivalent basis (GAAP)	D+E=I	$1,928	$1,917	$1,796	$1,828	$1,802	$11	0.6%	$126	7.0%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$1,953	$1,917	$1,821	$1,858	$1,880	$36	1.9%	$73	3.9%
Operating leverage ratio (GAAP) (1)	I-A							(2.2)%		3.8%
Adjusted operating leverage ratio (non-GAAP) (1)	J-B							(1.7)%		—%
Efficiency ratio (GAAP) (1)	A/I	57.2%	56.0%	57.9%	56.8%	59.3%
Adjusted efficiency ratio (non-GAAP) (1)	B/J	56.9%	56.0%	56.8%	55.4%	56.9%
Fee income ratio (GAAP) (1)	E/I	34.2%	33.7%	32.9%	32.0%	31.7%
Adjusted fee income ratio (non-GAAP) (1)	F/J	35.0%	33.7%	33.8%	33.1%	34.6%
________
NM - Not Meaningful
(1) Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release

Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Adjusted Total Revenue (continued)

		Nine Months Ended September 30
($ amounts in millions)		2025	2024	2025 vs. 2024
Non-interest expense (GAAP)	A	$3,215	$3,204	$11	0.3%
Adjustments:
FDIC insurance special assessment		3	(18)	21	116.7%
Branch consolidation, property and equipment charges		5	(2)	7	350.0%
Salaries and employee benefits—severance charges		(2)	(20)	18	90.0%
Professional, legal and regulatory expenses		(2)	(3)	1	33.3%
Other miscellaneous expenses (1)		—	37	(37)	(100.0)%
Adjusted non-interest expense (non-GAAP)	B	$3,219	$3,198	$21	0.7%
Net interest income (GAAP)	C	$3,710	$3,588	$122	3.4%
Taxable-equivalent adjustment		36	37	(1)	(2.7)%
Net interest income, taxable-equivalent basis	D	$3,746	$3,625	$121	3.3%
Non-interest income (GAAP)	E	$1,895	$1,680	$215	12.8%
Adjustments:
Securities (gains) losses, net		50	178	(128)	(71.9)%
Adjusted non-interest income (non-GAAP)	F	$1,945	$1,858	$87	4.7%
Total revenue (GAAP)	C+E= G	$5,605	$5,268	$337	6.4%
Adjusted total revenue (non-GAAP)	C+F=H	$5,655	$5,446	$209	3.8%
Total revenue, taxable-equivalent basis (GAAP)	D+E=I	$5,641	$5,305	$336	6.3%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$5,691	$5,483	$208	3.8%
Operating leverage ratio (GAAP) (2)	I-A				6.0%
Adjusted operating leverage ratio (non-GAAP) (2)	J-B				3.2%
Efficiency ratio (GAAP) (2)	A/I	57.0%	60.4%
Adjusted efficiency ratio (non-GAAP) (2)	B/J	56.5%	58.3%
Fee income ratio (GAAP) (2)	E/I	33.6%	31.7%
Adjusted fee income ratio (non-GAAP) (2)	F/J	34.2%	33.9%
______
NM - Not Meaningful
(1) In the second quarter of 2024, the Company had a contingent reserve release related to a previous acquisition.
(2)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Net Income Available to Common Shareholders, Adjusted Diluted EPS, and Return Ratios
The table below provides a reconciliation of net income available to common shareholders (GAAP) to adjusted net income available to common shareholders (non-GAAP), a computation of adjusted diluted EPS (non-GAAP), and calculations of “average tangible common shareholders’ equity” (non-GAAP) and related ratios. Net income available to common shareholders (GAAP) is presented excluding certain adjustments, net of tax, to arrive at adjusted net income available to common shareholders (non-GAAP), which is the numerator for adjusted diluted EPS (non-GAAP). Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Average tangible common shareholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the average tangible common shareholders’ equity measure. Because average tangible common shareholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. In calculating return on average tangible common shareholders' equity ratios, Regions makes adjustments to shareholders' equity including average intangible assets and related deferred taxes, and average preferred stock. Regions also presents an adjusted tangible common shareholder ratio using adjusted net income (non-GAAP) as the numerator. Management uses these metrics to monitor performance and believes these measures provide meaningful information to investors.

		Quarter Ended
($ amounts in millions)		9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	3Q25 vs. 2Q25		3Q25 vs. 3Q24
Net income available to common shareholders (GAAP)	A	$548	$534	$465	$508	$446	$14	2.6%	$102	22.9%
Adjustments:
Securities (gains) losses, net		25	—	25	30	78	25	NM	(53)	(67.9)%
FDIC insurance special assessment		(3)	(1)	1	(2)	(4)	(2)	(200.0)%	1	25.0%
Salaries and employee benefits—severance charges		—	1	1	10	3	(1)	(100.0)%	(3)	(100.0)%
Branch consolidation, property and equipment charges		(5)	—	—	1	—	(5)	NM	(5)	NM
Professional, legal and regulatory expenses		—	—	2	—	1	—	NM	(1)	(100.0)%
Preferred stock redemption expense (1)		—	4	—	—	15	(4)	(100.0)%	(15)	(100.0)%
Total adjustments		17	4	29	39	93	$13	325.0%	$(76)	(81.7)%
Tax impact of adjusted items (2)		(4)	—	(7)	(9)	(19)	(4)	NM	15	78.9%
Adjusted net income available to common shareholders (non-GAAP)	B	$561	$538	$487	$538	$520	$23	4.3%	$41	7.9%
Weighted-average diluted shares	C	894	900	910	915	918
Diluted EPS (GAAP) (3)	A/C	$0.61	$0.59	$0.51	$0.56	$0.49	$0.02	3.4%	$0.12	24.5%
Adjusted diluted EPS (non-GAAP) (3)	B/C	$0.63	$0.60	$0.54	$0.59	$0.57	$0.03	5.0%	$0.06	10.5%

Average shareholders' equity (GAAP)		18,688	18,350	18,127	18,042	18,047	338	1.8%	641	3.6%
Less: Average preferred stock (GAAP)		1,369	1,513	1,715	1,715	1,741	(144)	(9.5)%	(372)	(21.4)%
Average common shareholders' equity (GAAP)	D	17,319	16,837	16,412	16,327	16,306	482	2.9%	1,013	6.2%
Less:
Average intangible assets (GAAP)		5,883	5,891	5,899	5,907	5,916	(8)	(0.1)%	(33)	(0.6)%
Average deferred tax liability related to intangibles (GAAP)		(126)	(126)	(126)	(123)	(120)	—	—%	(6)	(5.0)%
Average tangible common shareholders' equity (non-GAAP)	E	$11,562	$11,072	$10,639	$10,543	$10,510	490	4.4%	1,052	10.0%
Return on average common shareholders' equity (GAAP) (3)*	A/D	12.56%	12.72%	11.49%	12.39%	10.88%
Return on average tangible common shareholders' equity (non-GAAP) (3)*	A/E	18.81%	19.34%	17.72%	19.19%	16.87%
Adjusted return on average tangible common shareholders' equity (non-GAAP) (3)*	B/E	19.24%	19.48%	18.58%	20.30%	19.68%
_______
*Annualized
NM - Not Meaningful
(1) In the second quarter of 2025 and the third quarter of 2024, the Company redeemed its Series D preferred stock and Series B preferred stock, respectively. The initial issuance costs reduced net income to common shareholders when the shares were redeemed. This is a non-taxable expense.
(2) Unless separately noted, the tax impact for adjustments has been calculated at using a nominal tax rate of 25 percent.
(3) Amounts calculated based upon whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Tangible Common Ratios
The following table provides a reconciliation of shareholders’ equity (GAAP) to tangible common shareholders’ equity (non-GAAP) and the calculations of the end of period “tangible common shareholders’ equity to tangible assets” and "tangible common book value per share" ratios (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders' equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
TANGIBLE COMMON RATIOS
Shareholders’ equity (GAAP)	A	$19,049	$18,666	$18,530	$17,879	$18,676
Less: Preferred stock (GAAP)		1,369	1,369	1,715	1,715	1,715
Common shareholders' equity (GAAP)	B	17,680	17,297	16,815	16,164	16,961
Less:
Intangible assets (GAAP)		5,879	5,886	5,894	5,902	5,911
Deferred tax liability related to intangibles (GAAP)		(133)	(130)	(126)	(126)	(122)
Tangible common shareholders’ equity (non-GAAP)	C	$11,934	$11,541	$11,047	$10,388	$11,172
Total assets (GAAP)	D	$159,940	$159,206	$159,846	$157,302	$157,426
Less:
Intangible assets (GAAP)		5,879	5,886	5,894	5,902	5,911
Deferred tax liability related to intangibles (GAAP)		(133)	(130)	(126)	(126)	(122)
Tangible assets (non-GAAP)	E	$154,194	$153,450	$154,078	$151,526	$151,637
Shares outstanding—end of quarter	F	885	894	899	909	911
Total equity to total assets (GAAP) (1)	A/D	11.91%	11.72%	11.59%	11.37%	11.86%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (1)	C/E	7.74%	7.52%	7.17%	6.86%	7.37%
Common book value per share (GAAP) (1)	B/F	$19.98	$19.35	$18.70	$17.77	$18.62
Tangible common book value per share (non-GAAP) (1)	C/F	$13.49	$12.91	$12.29	$11.42	$12.26
____
(1)Amounts have been calculated using whole dollar values.

Common equity Tier 1 (CET1) Ratios

The following table presents CET1 and adjusted CET1 (non-GAAP). CET1 is a capital adequacy measure established by federal banking regulators under the Basel III framework. Banking institutions that meet requirements under the regulations are required to maintain certain minimum capital requirements, including a minimum CET1 ratio. This measure is utilized by analysts and banking regulators to assess Regions’ capital adequacy. Under the framework, Regions elected to remove certain of the effects of AOCI in the calculation of CET1. Adjustments to the calculation prescribed in federal banking regulations are considered to be non-GAAP financial measures. Adjustments to CET1 include certain portions of AOCI to arrive at CET1 inclusive of AOCI (non-GAAP), which is a potential impact under recent proposed rulemaking standards. Since analysts and banking regulators may assess Regions’ capital adequacy using proposed rulemaking standards, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter-Ended
($ amounts in millions)		9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
ADJUSTED CET1 RATIO
Common equity Tier 1 (1)	A	$13,620	$13,533	$13,355	$13,434	$13,185
Adjustments:
AOCI loss on securities (2)		(1,241)	(1,485)	(1,645)	(2,024)	(1,369)
AOCI loss on defined benefit pension plans and other post employment benefits		(396)	(401)	(406)	(410)	(437)
Adjusted common equity Tier 1 (non-GAAP)	B	$11,983	$11,647	$11,304	$11,000	$11,379
Total risk-weighted assets (1)	C	$126,060	$125,755	$123,755	$124,440	$124,645

Common equity Tier 1 ratio (1)(3)	A/C	10.8%	10.8%	10.8%	10.8%	10.6%
Adjusted common equity Tier 1 ratio (non-GAAP) (1)(3)	B/C	9.5%	9.3%	9.1%	8.8%	9.1%
____
(1)Current quarter Common equity Tier 1 as well as Total risk-weighted assets are estimated.
(2)Represents AOCI loss on both available for sale and held to maturity securities.
(3)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release
Asset Quality

	As of and for Quarter Ended
($ amounts in millions)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Beginning allowance for loan losses (ALL)	$1,612	$1,613	$1,613	$1,607	$1,621

Loans charged-off:
Commercial and industrial	57	70	57	65	70
Commercial real estate mortgage—owner-occupied	1	—	2	2	1
Total commercial	58	70	59	67	71
Commercial investor real estate mortgage	34	2	22	25	12
Total investor real estate	34	2	22	25	12
Residential first mortgage	1	1	—	1	—
Home equity—lines of credit	—	1	—	—	1
Consumer credit card	16	17	17	16	16
Other consumer	51	42	47	45	43
Total consumer	68	61	64	62	60
Total	160	133	145	154	143

Recoveries of loans previously charged-off:
Commercial and industrial	10	10	11	26	15
Commercial real estate mortgage—owner-occupied	1	—	—	1	—
Commercial real estate construction—owner-occupied	—	—	1	—	—
Total commercial	11	10	12	27	15
Commercial investor real estate mortgage	2	—	—	1	—
Total investor real estate	2	—	—	1	—
Residential first mortgage	—	1	—	—	1
Home equity—lines of credit	1	2	—	1	1
Consumer credit card	2	2	3	2	3
Other consumer	9	5	7	4	6
Total consumer	12	10	10	7	11
Total	25	20	22	35	26

Net charge-offs (recoveries):
Commercial and industrial	47	60	46	39	55
Commercial real estate mortgage—owner-occupied	—	—	2	1	1
Commercial real estate construction—owner-occupied	—	—	(1)	—	—
Total commercial	47	60	47	40	56
Commercial investor real estate mortgage	32	2	22	24	12
Total investor real estate	32	2	22	24	12
Residential first mortgage	1	—	—	1	(1)
Home equity—lines of credit	(1)	(1)	—	(1)	—
Consumer credit card	14	15	14	14	13
Other consumer	42	37	40	41	37
Total consumer	56	51	54	55	49
Total	135	113	123	119	117

Provision for loan losses	104	112	123	125	103
Ending allowance for loan losses (ALL)	1,581	1,612	1,613	1,613	1,607
Beginning reserve for unfunded credit commitments	131	117	116	121	111
Provision for (benefit from) unfunded credit losses	1	14	1	(5)	10
Ending reserve for unfunded commitments	132	131	117	116	121
Allowance for credit losses (ACL) at period end	$1,713	$1,743	$1,730	$1,729	$1,728

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release

Asset Quality (continued)
	As of and for Quarter Ended
($ amounts in millions)	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Net loan charge-offs as a % of average loans, annualized (1):
Commercial and industrial	0.37%	0.49%	0.38%	0.31%	0.44%
Commercial real estate mortgage—owner-occupied	0.04%	—%	0.14%	0.10%	0.09%
Commercial real estate construction—owner-occupied	(0.01)%	(0.01)%	(0.84)%	(0.01)%	(0.01)%
Total commercial	0.34%	0.45%	0.35%	0.29%	0.41%
Commercial investor real estate mortgage	1.82%	0.10%	1.38%	1.49%	0.71%
Commercial investor real estate construction	—%	—%	—%	—%	(0.01)%
Total investor real estate	1.41%	0.07%	1.02%	1.12%	0.52%
Residential first mortgage	0.01%	—%	—%	—%	(0.01)%
Home equity—lines of credit	(0.12)%	(0.05)%	(0.04)%	(0.01)%	(0.08)%
Home equity—closed-end	(0.01)%	(0.01)%	(0.01)%	(0.03)%	(0.01)%
Consumer credit card	3.94%	4.24%	4.18%	3.94%	3.84%
Other consumer	2.83%	2.50%	2.68%	2.66%	2.37%
Total consumer	0.67%	0.63%	0.66%	0.66%	0.58%
Total	0.55%	0.47%	0.52%	0.49%	0.48%
Non-performing loans, excluding loans held for sale	$758	$776	$843	$928	$821
Non-performing loans held for sale	12	16	26	—	7
Non-performing loans, including loans held for sale	770	792	869	928	828
Foreclosed properties	18	16	15	14	17
Non-performing assets (NPAs)	$788	$808	$884	$942	$845
Loans past due > 90 days (2)	$154	$171	$178	$166	$183
Criticized loans—business (3)	$3,682	$4,608	$4,918	$4,716	$4,692
Credit Ratios (1):
ACL/Loans, net	1.78%	1.80%	1.81%	1.79%	1.79%
Allowance for credit losses to non-performing loans, excluding loans held for sale	226%	225%	205%	186%	210%
Non-performing loans, excluding loans held for sale/Loans, net	0.79%	0.80%	0.88%	0.96%	0.85%
NPAs (ex. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale	0.82%	0.84%	0.92%	0.97%	0.87%
NPAs (inc. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale (2)	0.98%	1.01%	1.11%	1.15%	1.06%
(1)Amounts have been calculated using whole dollar values.
(2)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 23 for amounts related to these loans.
(3)Business represents the combined total of commercial and investor real estate loans.

Allowance for Credit Losses
	Nine Months Ended September 30
($ amounts in millions)	2025	2024
Balance at January 1	$1,729	$1,700
Net charge-offs	371	339
Provision for loan losses	339	370
Provision for unfunded credit losses	16	(3)
Balance at September 30	$1,713	$1,728
Net loan charge-offs as a % of average loans, annualized (GAAP) (1)	0.52%	0.47%

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release
Non-Performing Loans (excludes loans held for sale)

	As of
($ amounts in millions, %'s calculated using whole dollar values)	9/30/2025		6/30/2025		3/31/2025		12/31/2024		9/30/2024
Commercial and industrial	$524	1.06%	$391	0.79%	$418	0.85%	$408	0.82%	$430	0.87%
Commercial real estate mortgage—owner-occupied	41	0.85%	45	0.92%	40	0.83%	37	0.76%	43	0.88%
Commercial real estate construction—owner-occupied	1	0.43%	1	0.46%	1	0.41%	5	1.43%	6	1.75%
Total commercial	566	1.04%	437	0.80%	459	0.85%	450	0.82%	479	0.87%
Commercial investor real estate mortgage	137	1.92%	283	4.08%	327	5.14%	423	6.45%	287	4.38%
Total investor real estate	137	1.51%	283	3.12%	327	3.71%	423	4.86%	287	3.26%
Residential first mortgage	24	0.12%	24	0.12%	25	0.12%	23	0.12%	23	0.11%
Home equity—lines of credit	24	0.73%	26	0.79%	26	0.82%	26	0.81%	26	0.85%
Home equity—closed-end	7	0.31%	6	0.26%	6	0.27%	6	0.25%	6	0.24%
Total consumer	55	0.17%	56	0.17%	57	0.17%	55	0.17%	55	0.17%
Total non-performing loans	$758	0.79%	$776	0.80%	$843	0.88%	$928	0.96%	$821	0.85%

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	9/30/2025		6/30/2025		3/31/2025		12/31/2024		9/30/2024
Commercial and industrial	$63	0.13%	$67	0.14%	$68	0.14%	$69	0.14%	$82	0.16%
Commercial real estate mortgage—owner-occupied	10	0.21%	8	0.17%	3	0.07%	5	0.12%	4	0.09%
Commercial real estate construction—owner-occupied	—	—%	—	—%	—	—%	—	—%	—	0.10%
Total commercial	73	0.13%	75	0.14%	71	0.13%	74	0.14%	86	0.16%
Commercial investor real estate mortgage	28	0.40%	—	—%	20	0.31%	—	—%	45	0.70%
Commercial investor real estate construction	—	—%	1	0.05%	—	—%	—	—%	—	—%
Total investor real estate	28	0.31%	1	0.01%	20	0.23%	—	—%	45	0.52%
Residential first mortgage—non-guaranteed (1)	132	0.68%	114	0.58%	119	0.61%	155	0.79%	115	0.58%
Home equity—lines of credit	28	0.89%	25	0.77%	23	0.72%	24	0.76%	24	0.77%
Home equity—closed-end	14	0.57%	11	0.48%	13	0.56%	17	0.68%	12	0.50%
Consumer credit card	20	1.40%	20	1.46%	19	1.37%	20	1.39%	19	1.36%
Other consumer	68	1.18%	66	1.11%	68	1.15%	77	1.26%	68	1.09%
Total consumer (1)	262	0.81%	236	0.73%	242	0.75%	293	0.89%	238	0.72%
Total accruing 30-89 days past due loans (1)	$363	0.38%	$312	0.32%	$333	0.35%	$367	0.38%	$369	0.38%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	9/30/2025		6/30/2025		3/31/2025		12/31/2024		9/30/2024
Commercial and industrial	$4	0.01%	$19	0.04%	$22	0.05%	$7	0.01%	$3	0.01%
Commercial real estate mortgage—owner-occupied	2	0.05%	1	0.02%	1	0.01%	1	0.02%	1	0.02%
Total commercial	6	0.01%	20	0.04%	23	0.04%	8	0.01%	4	0.01%
Commercial investor real estate mortgage	—	—%	—	—%	—	—%	—	—%	40	0.60%
Total investor real estate	—	—%	—	—%	—	—%	—	—%	40	0.45%
Residential first mortgage—non-guaranteed (2)	84	0.43%	89	0.46%	93	0.47%	88	0.45%	75	0.38%
Home equity—lines of credit	14	0.43%	12	0.38%	13	0.42%	16	0.52%	16	0.52%
Home equity—closed-end	7	0.30%	7	0.30%	6	0.26%	7	0.30%	7	0.27%
Consumer credit card	20	1.42%	20	1.39%	21	1.49%	20	1.41%	19	1.40%
Other consumer	23	0.39%	23	0.39%	23	0.38%	27	0.44%	22	0.36%
Total consumer (2)	148	0.46%	151	0.47%	156	0.48%	158	0.48%	139	0.43%
Total accruing 90+ days past due loans (2)	$154	0.16%	$171	0.18%	$179	0.19%	$166	0.17%	$183	0.19%

Total delinquencies (1) (2)	$517	0.54%	$483	0.50%	$512	0.54%	$533	0.55%	$552	0.57%
(1)Excludes loans that are 100% guaranteed by FHA and guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 30-89 days past due guaranteed loans excluded were $62 million at 9/30/2025, $57 million at 6/30/2025, $52 million at 3/31/2025, $62 million at 12/31/2024, and $52 million at 9/30/2024.
(2)Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $48 million at 9/30/2025, $44 million at 6/30/2025, $53 million at 3/31/2025, $55 million at 12/31/2024, and $46 million at 9/30/2024.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release
Forward-Looking Statements
This supplement, the related earnings release, and the accompanying earnings call may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. In addition, the company, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below:
•Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.
•Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, including tariffs, which could have a material adverse effect on our businesses and our financial results and conditions.
•Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets (such as our portfolio of investment securities) and obligations, as well as the availability and cost of capital and liquidity.
•Volatility and uncertainty about the direction of interest rates and the timing of any changes, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally.
•Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases.
•Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses.
•Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities.
•Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.
•Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, or the need to price interest-bearing deposits higher due to competitive forces. Either of these activities could increase our funding costs.
•Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets.
•The loss of value of our investment portfolio could negatively impact market perceptions of us.
•Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses.
•The effects of social media on market perceptions of us and banks generally.
•The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital.
•Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of which possess greater financial resources than we do or are subject to different regulatory standards than we are.
•Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue.
•Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors.
•The development and use of AI presents risks and challenges that may impact our business.
•Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives.
•The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses.
•The success of our marketing efforts in attracting and retaining customers.
•Our ability to achieve our expense management initiatives.
•Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair the ability of those borrowers to service any loans outstanding to them and/or reduce demand for loans in those industries.
•The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses.
•Fraud, theft or other misconduct conducted by external parties, including our customers and business partners, or by our employees.
•Any inaccurate or incomplete information provided to us by our customers or counterparties.
•Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which inability could, among other things, result in a breach of operating or security systems as a result of a cyber-attack or similar act or failure to deliver our services effectively.
•Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms.
•Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms.
•The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.
•Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Third Quarter 2025 Earnings Release
•The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses.
•The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.
•The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.
•Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as changes to debit card interchange fees, special FDIC assessments, any new long-term debt requirements, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders.
•Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements.
•Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III Rules), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted.
•Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.
•Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders.
•Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated.
•The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws.
•The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios and our ability to return capital to shareholders.
•Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect.
•Any impairment of our goodwill or other intangibles, any repricing of assets or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment declining operations of the reporting unit or other factors.
•The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage (especially in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change.
•The impact of pandemics on our businesses, operations and financial results and conditions. The duration and severity of any pandemic as well as government actions or other restrictions in connection with such events could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values and result in lost revenue or additional expenses.
•The effects of any damage to our reputation resulting from developments related to any of the items identified above.
•Other risks identified from time to time in reports that we file with the SEC.

The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2024 and in Regions’ subsequent filings with the SEC.
You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law.
Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551.